Exhibit 99.1

Morphic Announces Corporate Highlights and Financial Results for the Full Year 2021

Presented positive Phase 1 data for MORF-057

Phase 2a trial in patients with ulcerative colitis scheduled to begin 1Q22; Phase 2b to commence mid-year

Presented preclinical data from αvβ8 program at AACR and SITC demonstrating anti-tumor activity in checkpoint refractory cancer models

Appointed Susannah Gray and Nisha Nanda, Ph.D., to Morphic Board of Directors

Ended 2021 with $408 million in cash and equivalents, providing runway through year-end 2024

WALTHAM, Mass. – Feb 24, 2022 – Morphic Therapeutic (Nasdaq: MORF), a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, today reported corporate highlights and financial results for the full year 2021.

2021 and Recent Corporate Highlights
•Presented positive phase 1 data supporting MORF-057’s target product profile as an oral bioavailable, potent and specific inhibitor of the α4β7 integrin at the European Crohn’s and Colitis Organisation (ECCO) Virtual Congress 2021
◦MORF-057 was well tolerated in all dose cohorts with no safety signals observed
◦Pharmacokinetic and pharmacodynamic data strongly supported MORF-057 progression into phase 2 with an oral twice daily dosing profile
◦Saturation (>99%) of the α4β7 receptor was observed in all subjects at all timepoints at trough concentrations using 100mg BID, our Ph2a dose
◦T-Cell concentration changes provided further evidence for MORF-057’s ability to replicate the known mechanism of the approved therapeutic, vedolizumab
◦Phase 2a trial of MORF-057 in patients with moderate to severe ulcerative colitis expected to begin in the first quarter of 2022 and Phase 2b to begin mid-year 2022
•Presented positive preclinical data from Morphic’s immuno-oncology program at the AACR Annual Meeting 2021 demonstrating that potent and specific inhibition of αvβ8, in combination with checkpoint inhibitors, potentiated anti-tumor activity in tumors refractory to checkpoint inhibition monotherapy
◦Additional preclinical data presented at the SITC Annual Meeting in November 2021 provided further rationale to explore αvβ8 inhibition in combination with immunotherapy to drive anti-tumor responses and survival benefits
•Focused research and development collaboration efforts with AbbVie and Janssen on higher-potential integrin targets in multiple therapeutic areas
◦The Janssen collaboration is now primarily focused on discovering activators of a specific integrin target, including antibody activators
◦Development activities by AbbVie for the αVβ6 target have been discontinued while research activities in the AbbVie collaboration continue on separate integrin targets
•Completed $245 million upsized public offering of common stock providing cash runway until the end of 2024
•Appointed Susannah Gray, a veteran leader in healthcare finance and strategy with three decades of experience, and Nisha Nanda, Ph.D., an experienced leader in preclinical and clinical-stage development strategy across multiple therapeutic areas, to the Morphic Board of Directors

•Thanked Nilesh Kumar, Ph.D., for his leadership and support as member of the Morphic Board of Director as he steps down from his role
◦Dr. Kumar has served as a Director of Morphic since 2017 when he was a Partner at Novo Ventures and Novo Ventures invested in Morphic as private company
◦Dr. Kumar has elected to transition off the Morphic Board of Directors after his transition from Novo Ventures to a new investment firm

“Morphic achieved each of its critical goals in 2021, and MORF-057 in particular significantly outpaced our expectations. The results from our Phase 1 studies with MORF-057 validate our proprietary MInT platform and have elevated our confidence as we embark on the global phase 2 clinical program in ulcerative colitis. We also presented exciting results from our immuno-oncology program demonstrating that αvβ8 inhibition, in combination with checkpoint inhibitors, has great potential to drive responses in checkpoint-refractory tumors,” said Praveen Tipirneni, M.D., President and Chief Executive Officer of Morphic Therapeutic.

Financial Results for the full year 2021

•Net loss for the year ended December 31, 2021 was $95.5 million or $2.67 per share compared to a net loss of $45.0 million or $1.47 per share for the year ended December 31, 2020
•Revenue was $19.8 million for the year ended December 31, 2021, compared to $44.9 million for the year ended December 31, 2020. The decrease was mainly due to AbbVie’s option exercise on our αvβ6 integrin inhibitor program in the third quarter of 2020 for $20 million
•Research and development expenses were $87.8 million for the year ended December 31, 2021, as compared to $73.6 million for the year ended December 31, 2020. The increase was primarily attributable to higher manufacturing and development costs along with higher pre-clinical and clinical trial costs to support our lead product candidate MORF-057
•General and administrative expenses were $27.8 million for the year ended December 31, 2021, compared to $18.5 million for the year ended December 31, 2020. The increase was due to increased headcount and higher professional and consulting costs associated with ongoing business development activities and Morphic operating as a public company

As of December 31, 2021, Morphic had cash, cash equivalents and marketable securities of $408.1 million, compared to $228.3 million as of December 31, 2020. In the full year and fourth quarter 2021, Morphic raised net proceeds of $25.7 million and $1.1 million from the use of our At-The Market (ATM) facility. To date in 2022, Morphic has not issued any stock through its ATM facility. Morphic believes its cash, cash equivalents and marketable securities as of December 31, 2021, will be sufficient to fund operating expenses and capital expenditure requirements until the end of 2024.

About Morphic Therapeutic
Morphic Therapeutic is a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, including autoimmune, cardiovascular, and metabolic diseases, fibrosis and cancer. In collaboration with AbbVie, Janssen, and Schrödinger, Morphic is advancing its pipeline and discovery activities using its proprietary MInT technology platform which leverages the Company’s unique understanding of integrin structure and biology. For more information, visit www.morphictx.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the MInT Platform’s ability to discover drug candidates, Morphic’s plans to develop and commercialize oral small-molecule integrin therapeutics and any proposed timing thereof, the initiation, execution and completion of the future MORF-057 phase 2 clinical trial, any expectations about safety, efficacy, timing and ability to commence or complete clinical studies and/or trials and to obtain regulatory approvals for MORF-057 and other candidates in development, the timing of further data presentation and the ability of MORF-057 to treat inflammatory bowel disease, including ulcerative colitis, or related indications. Statements including words such as “believe,” “plan,” “continue,” “expect,” “will be,” “develop,” “signal,” “potential,”

“anticipate” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause Morphic’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties in this press release and other risks set forth in our filings with the Securities and Exchange Commission, including Morphic’s or a partner’s ability to complete a current or future clinical trial of any of our current or future product candidates, develop or obtain regulatory approval for or commercialize any product candidate, Morphic’s ability to protect intellectual property, the potential impact of the COVID-19 pandemic, and the sufficiency of our cash, cash equivalents and investments to fund our operations. These forward-looking statements speak only as of the date hereof and Morphic specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

-Financial Tables to Follow-

Morphic Holding, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share data)

	Year Ended December 31,
	2021	2020
Collaboration revenue	$19,794	$44,945
Operating expenses:
Research and development	87,789	73,630
General and administrative	27,811	18,495
Total operating expenses	115,600	92,125
Loss from operations	(95,806)	(47,180)
Other income:
Interest income, net	272	1,630
Other expense, net	(8)	(19)
Total other income, net	264	1,611
Loss before benefit from income taxes	(95,542)	(45,569)
Benefit from income taxes	—	570
Net loss	$(95,542)	$(44,999)
Net loss per share, basic and diluted	$(2.67)	$(1.47)
Weighted average common shares outstanding, basic and diluted	35,797,969	30,594,897

Morphic Holding, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	December 31, 2021	December 31, 2020
Assets
Cash, cash equivalents and marketable securities	$408,135	$228,264
Other current assets	10,199	11,171
Total current assets	418,334	239,435
Other assets	7,956	2,947
Total assets	$426,290	$242,382

Liabilities and Stockholders' Equity
Current liabilities	$38,264	$39,438
Long-term liabilities	51,327	57,747
Total liabilities	89,591	97,185
Total stockholders' equity	336,699	145,197
Total liabilities and stockholders' equity	$426,290	$242,382

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Contacts
Morphic Therapeutic
Chris Erdman
chris.erdman@morphictx.com
617.686.1718